UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2016

INTERCEPT PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35668	22-3868459
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

450 W. 15th Street, Suite 505 New York, New York		10011
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 747-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 19, 2016, Intercept Pharmaceuticals, Inc. (the “Company”) entered into an amendment to its lease agreement with Irvine Eastgate Office II LLC (the “Original Lease”), for additional office space in San Diego, California (the “Amendment”). The Amendment provides the Company with an additional 11,177 square feet. The lease term is anticipated to end on September 30, 2019. The rent for the first year will be approximately $21,236 and will gradually increase every twelve months throughout the term of the Amendment. The Company will be responsible for a portion of the insurance, certain service charges and taxes for the building based on the floor area rented by them. The landlord provided the Company with an allowance of approximately $22,354 for improvements to the office space. Pursuant to the terms of the San Diego lease, the Company provided the landlord with an additional letter of credit for $26,649.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which will be included as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 2016.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2016 annual meeting of stockholders of the Company held on July 19, 2016, the Company’s stockholders (1) elected all nine nominees to serve on the Company’s board of directors, (2) approved the amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock from 35,000,000 shares to 45,000,000 shares, (3) approved, on a non-binding advisory basis, the compensation of our named executive officers, and (4) ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Shares of the Company’s voting stock were voted on these proposals as follows:

Proposal 1. Election of Directors: Nine nominees were elected to serve on the Company’s board of directors until the next annual meeting of stockholders and until their successors are elected and qualified with the votes set forth below:

Name	For	Withheld	Broker Non-Votes
Srinivas Akkaraju	19,323,418	28,997	1,451,228
Luca Benatti	19,190,386	162,029	1,451,228
Daniel Bradbury	18,506,660	845,755	1,451,228
Paolo Fundaro	19,323,343	29,072	1,451,228
Keith Gottesdiener	19,320,449	31,966	1,451,228
Mark Pruzanski	19,325,106	27,309	1,451,228
Gino Santini	18,520,302	832,113	1,451,228
Glenn Sblendorio	19,322,193	30,222	1,451,228
Daniel Welch	19,100,139	252,276	1,451,228

Proposal 2. Amendment of Restated Certificate of Incorporation: The amendment to the Company’s restated certificate of incorporation to increase the number of authorized shares of common stock from 35,000,000 shares to 45,000,000 shares was approved with the votes set forth below:

For	Against	Abstain
20,346,329	434,456	22,858

A copy of the Company’s amendment to the restated certificate of incorporation is filed herewith as Exhibit 3.1 and is incorporated by reference into this Item 5.07.

Proposal 3. Advisory Vote on Executive Compensation. The stockholders approved, on a non-binding advisory basis, the executive compensation of the Company’s named executive officers as described in the Proxy Statement. The final voting results with respect to this Proposal were as follows: 19,156,211 votes for; 182,592 votes against; 13,611 votes abstaining; and 1,451,229 broker non-votes.

Proposal 4. Ratification of Independent Registered Public Accounting Firm: The stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016. The final voting results with respect to this Proposal were as follows: 20,719,559 votes for; 121,512 votes against; and 13,696 votes abstaining.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amendment to Restated Certificate of Incorporation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERCEPT PHARMACEUTICALS, INC.

Dated: July 22, 2016	/s/ Mark Pruzanski
Mark Pruzanski, M.D. President and Chief Executive Officer